Exhibit 99.1

BIOLASE REPORTS FULL-YEAR 2023 RESULTS; EXPECTS CONTINUED REVENUE GROWTH IN 2024

LAKE FOREST, Calif., March 21, 2024 – BIOLASE, Inc. (NASDAQ: BIOL), the globally recognized leader in dental laser technology, who previously announced its preliminary financial results for the fourth quarter and full year ended December 31, 2023, today reported its financial results for the quarter and full year.

2023 Full-Year Highlights

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Achieved revenue growth despite industry headwinds and a challenging interest rate environment throughout 2023.
•
Key performance metrics demonstrate continued growth and momentum, including:
o
Record consumable sales, including the introduction of recurring revenue subscriptions.
o
Increased adoption of its industry-leading laser systems.
o
Increased sales conversion rate of 45% due to the continued success of its Waterlase Trial Program.
•
Achieved cost savings goals and improved quality from in-house manufacturing of critical components.

“We were operating in a challenging spending environment given higher interest rates. However, our initiatives enabled us to grow full-year 2023 revenue modestly,” commented John Beaver, President and Chief Executive Officer of BIOLASE. “Our continuing efforts to heighten the interest in our industry-leading dental lasers are driving greater awareness and interest in our award-winning lasers, which we believe will continue in 2024 and allow us to accelerate our revenue growth as we return to a more normalized business climate. The increased utilization of our installed base is a bullish sentiment, as evidenced by the 20% increase in our consumable sales during the year, so our goal is to accelerate growth while continuing to improve our operations. Greater adoption of our dental lasers, coupled with the expansion of our gross margins and lower operating expenses, will allow us to meet our revenue and profitability objectives for 2024."

2023 Financial Results

Net revenue for the year ended December 31, 2023, was $49.2 million, an increase of 1% compared to net revenue of $48.5 million for the year ended December 31, 2022. U.S. laser revenue was $18.4 million for the year ended December 31, 2023, a decrease of 10% compared to U.S. laser revenue of $20.4 million for the year ended December 31, 2022. U.S. consumables and other revenue for the year ended December 31, 2023, which consists of revenue from consumable products such as disposable tips, increased 31% year over year. International laser revenue was $11.7 million for the year ended December 31, 2023, an increase of 6% compared to $11.0 million for the year ended December 31, 2022. International consumable and other revenue for the year ended December 31, 2023, decreased 3% year over year.

Gross margin for the year ended December 31, 2023, was 34% compared to 33% for the year ended December 31, 2022. Total operating expenses were $34.7 million for the year ended December 31, 2023, compared to $41.2 million for the year ended December 31, 2022, a 16% decrease year over year. Operating loss for the year ended December 31, 2023, was $17.9 million, compared to an operating loss of $25.3 million for the year ended December 31, 2022, a decrease of 29% year over year.

On December 31, 2023, the company had cash and cash equivalents of approximately $6.6 million. Following its February 2024 equity raise of an additional $7.0 million in gross proceeds, the Company believes it has sufficient liquidity to execute its near-term growth strategies and reach positive adjusted EBITDA for the full year 2024.

Net Loss and Adjusted EBITDA

The reconciliation of GAAP Net Loss to Adjusted EBITDA at the end of this news release provides the details of the Company's non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company's Adjusted EBITDA and Adjusted EBITDA per share.

Net loss attributable to common stockholders for the year ended December 31, 2023, was $37.6 million, or $29.44 per share, compared to a net loss of $28.9 million, or $418.13 per share (as adjusted for the reverse stock split), for the year ended December 31, 2022. Adjusted EBITDA for the year ended December 31, 2023, was a loss of $12.8 million, or $10.00 per share, compared with an Adjusted EBITDA loss of $20.1 million, or $291.86 per share (as adjusted for the reverse stock split), for the year ended December 31, 2022.

2024 First Quarter and Full Year Financial Guidance

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BIOLASE anticipates first-quarter net revenue to exceed $10.0 million, representing relatively flat revenue compared to the year-ago quarter.
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BIOLASE expects 2024 full-year net revenue to increase between 6% and 8% year over year to between $52 million and $53 million. This reflects the continued adoption of lasers and consumables by the dental community, including general dentists, dental specialists, dental hygienists, and group practice entities (DSOs), offset by the challenging business environment.
•
BIOLASE also expects to achieve positive adjusted EBITDA results for the full year of 2024 (adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, patent litigation settlements, stock-based and other non-cash compensation, and the change in allowance for doubtful accounts).

Conference Call Information

BIOLASE, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the fourth quarter and full year ended December 31, 2023, and to answer questions. To access the live call, dial 1-877-270-2148 (U.S.) or +1 412-902-6510 (International) and ask to join the BIOLASE call.

A live and archived conference call webcast will be accessible on the BIOLASE Investor Relations page. In addition, a phone replay will be available approximately two hours after the end of the call and will remain available for one week. To access the replay, dial 1-877-344-7529 or +1 412-317-0088 (International) and enter the replay passcode: 3852517.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets and sells laser systems in dentistry and medicine. BIOLASE's products advance the practice of dentistry and medicine for patients and healthcare professionals. As of December 31, 2023, BIOLASE's proprietary laser products incorporate approximately 241 active patents and 21 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE's innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE's principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. From 1998 through December 31, 2023, BIOLASE has sold over 47,700 laser systems in over 80 countries around the world. Laser products under development address BIOLASE's core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements, regarding BIOLASE’s expected revenue and revenue growth. Forward-looking statements can be identified through the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, substantial doubt regarding BIOLASE's ability to continue as a going concern, and those other risks and uncertainties that are described in the "Risk Factors" section of BIOLASE's most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net revenue	$13,490	$14,051	$49,164	$48,462
Cost of revenue	9,966	10,455	32,440	32,551
Gross profit	3,524	3,596	16,724	15,911
Operating expenses:
Sales and marketing	4,227	6,451	18,441	21,675
General and administrative	2,721	3,484	10,216	12,309
Engineering and development	1,652	2,088	6,004	7,265
Total operating expenses	8,600	12,023	34,661	41,249
Loss from operations	(5,076)	(8,427)	(17,937)	(25,338)
Gain (Loss) on foreign currency transactions	171	114	(351)	(438)
Interest expense, net	(603)	(1,462)	(2,361)	(2,749)
Other income, net	167	—	48	—
Non-operating loss, net	(265)	(1,348)	(2,664)	(3,187)
Loss before income tax benefit (provision)	(5,341)	(9,775)	(20,601)	(28,525)
Income tax benefit (provision)	15	(86)	(31)	(109)
Net loss	(5,326)	(9,861)	(20,632)	(28,634)
Other comprehensive loss items:
Foreign currency translation adjustments	166	305	180	(110)
Comprehensive loss	$(5,160)	$(9,556)	$(20,452)	$(28,744)

Net loss	$(5,326)	$(9,861)	$(20,632)	$(28,634)
Deemed dividend on convertible preferred stock	—	—	(16,987)	(217)
Net loss attributable to common stockholders	$(5,326)	$(9,861)	$(37,619)	$(28,851)

Net loss per share attributable to common stockholders:
Basic and Diluted	$(1.76)	$(128.06)	$(29.44)	$(418.13)
Shares used in the calculation of net loss per share:
Basic and Diluted	3,031	77	1,278	69

BIOLASE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$6,566	$4,181
Accounts receivable, less allowance of $244 and $2,164 as of December 31, 2023 and 2022, respectively	5,483	5,841
Inventory	11,433	15,884
Prepaid expenses and other current assets	1,381	3,053
Total current assets	24,863	28,959
Property, plant, and equipment, net	5,525	4,278
Goodwill	2,926	2,926
Right-of-use assets, leases	1,519	1,768
Other assets	268	255
Total assets	$35,101	$38,186
LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,065	$5,786
Accrued liabilities	8,881	9,210
Deferred revenue, current portion	2,452	2,111
Current portion of term loans, net of discount	2,265	700
Total current liabilities	19,663	17,807
Deferred revenue	256	418
Warranty accrual	593	360
Non-current term loans, net of discount	11,782	13,091
Non-current operating lease liability	772	1,259
Other liabilities	79	362
Total liabilities	33,145	33,297
Mezzanine Equity:
Series H Convertible Redeemable Preferred stock, par value $0.001 per share	346	—
Series J Convertible Redeemable Preferred stock, par value $0.001 per share	1,857	—
Total mezzanine equity	2,203	—
Stockholders' equity (deficit):
Common stock, par value $0.001 per share	3	—
Additional paid-in capital	317,103	301,790
Accumulated other comprehensive loss	(553)	(733)
Accumulated deficit	(316,800)	(296,168)
Total stockholders' equity (deficit)	(247)	4,889
Total liabilities, convertible redeemable preferred stock and stockholders' equity (deficit)	$35,101	$38,186

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended
	December 31,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(20,632)	$(28,634)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation	2,798	497
Provision for bad debts	533	40
Provision for inventory excess and obsolescence	715	1,312
Inventory write-offs and disposals	—	1,486
Amortization of debt issuance costs	426	1,196
Patent litigation mark-to-market	—	—
Change in fair value of warrants	(494)	—
Issuance of restricted shares	—	109
Issuance costs for warrants	447	—
Stock-based compensation	1,232	2,303
Gain on disposal of fixed assets	(141)	—
Changes in operating assets and liabilities:
Accounts receivable	201	(1,643)
Inventory	969	(5,754)
Prepaid expenses and other current assets	1,527	(1,135)
Accounts payable and accrued liabilities	(1,851)	3,521
Deferred revenue	179	(59)
Net cash and cash equivalents used in operating activities	(14,091)	(26,761)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(1,311)	(3,727)
Proceeds from disposal of property, plant, and equipment	182	—
Net cash and cash equivalents used in investing activities	(1,129)	(3,727)
Cash Flows from Financing Activities:
Proceeds from the sale of common stock and pre-funded warrants, net of fees	9,553	5,602
Proceeds from the sale of Convertible Redeemable Preferred Stock, net of fees	5,490	—
Proceeds from the sale of warrants, net of fees	1,743	—
Principal payment on loan	(165)	(1,000)
Proceeds from the exercise of common stock warrants	114	1
Proceeds from the exercise of preferred share warrants	699	—
Net cash and cash equivalents provided by financing activities	17,434	4,603
Effect of exchange rate changes	171	(109)
Increase (decrease) in cash and cash equivalents	2,385	(25,994)
Cash, cash equivalents and restricted cash, beginning of year	4,181	30,175
Cash, cash equivalents and restricted cash, end of year	$6,566	$4,181
Supplemental cash flow disclosure:
Cash paid for interest	$1,918	$1,519
Cash received for interest	$9	$26
Cash paid for income taxes	$41	$59
Cash paid for operating leases	$302	$254
Non-cash right-of-use assets obtained in exchange for lease obligations	$483	$574
Deemed dividend on preferred stock	$—	$217
Non-cash property, plant and equipment additions acquired under inventory	$2,768	$—
Common stock issued upon exercise of preferred stock	$22,037	$—

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Adjusted EBITDA is defined as net loss before interest, taxes, depreciation, stock-based and other non-cash compensation, severance expense, change in allowance for doubtful accounts, increase in inventory reserves, and other (income) expense, net. Management uses adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.

Reconciliation of GAAP Net Loss to Adjusted EBITDA and

GAAP Net Loss Per Share to Adjusted EBITDA Per Share

(Unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP net loss attributable to common stockholders	$(5,326)	$(9,861)	$(37,619)	$(28,851)
Deemed dividend on convertible preferred stock	—	—	16,987	217
GAAP net loss	$(5,326)	$(9,861)	$(20,632)	$(28,634)
Adjustments:
Interest expense, net	603	1,462	2,361	2,749
Income tax provision	(15)	86	31	109
Depreciation	665	128	2,798	497
Severance expense	6	—	236	—
Change in allowance for doubtful accounts	473	(16)	533	40
Stock-based and other non-cash compensation	182	612	1,232	2,303
Increase in inventory reserve and disposals	715	1,066	715	2,798
Other income, net	(167)	—	(48)	—
Adjusted EBITDA	$(2,864)	$(6,523)	$(12,774)	$(20,138)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(1.76)	$(128.06)	$(29.44)	$(418.13)
Deemed dividend on convertible preferred stock	—	—	13.29	3.14
GAAP net loss per share, basic and diluted	$(1.76)	$(128.06)	$(16.15)	$(414.99)
Adjustments:
Interest expense, net	0.20	18.99	1.85	39.84
Income tax provision	—	1.12	0.02	1.58
Depreciation	0.22	1.66	2.19	7.20
Severance expense	—	—	0.18	—
Change in allowance for doubtful accounts	0.16	(0.21)	0.42	0.58
Stock-based and other non-cash compensation	0.06	7.95	0.96	33.38
Increase in inventory reserve and disposals	0.24	13.84	0.57	40.55
Other income, net	(0.06)	—	(0.04)	—
Adjusted EBITDA per share, basic and diluted	$(0.94)	$(84.71)	$(10.00)	$(291.86)

Other income, net for the three and twelve months ended December 31, 2023 relates to issuance costs from the May 2023 public offering that were allocated to the Series H warrants, and issuance costs from the September 2023 public offering that were allocated to the Series J warrants and immediately expensed due to the liability classification of the warrants. These expenses were partially offset by gains recorded on the revaluation of these warrants during the periods.